EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.
EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Ronald J. Seiffert, Chairman, President and Chief Executive Officer (814) 726-2140
William W. Harvey, Jr., Senior Executive Vice President and Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Announces Third Quarter 2019 Earnings and Quarterly Dividend

Warren, Pennsylvania — October 21, 2019

Northwest Bancshares, Inc., (the "Company"), (NasdaqGS: NWBI) announced net income for the quarter ended September 30, 2019 of $33.4 million, or $0.31 per diluted share. This represents an increase of $5.7 million, or 20.5%, compared to the same quarter last year when net income was $27.7 million or $0.27 per diluted share. The annualized returns on average shareholders’ equity and average assets for the quarter ended September 30, 2019 were 9.90% and 1.25% compared to 8.93% and 1.15% for the same quarter last year.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.18 per share payable on November 15, 2019 to shareholders of record as of November 1, 2019.  This is the 100th consecutive quarter in which the Company has paid a cash dividend. Based on the market value of the Company's stock as of September 30, 2019, this represents an annualized dividend yield of approximately 4.39%.

In making this announcement, Ronald J. Seiffert, Chairman, President and CEO, noted, “We were very pleased with the record earnings that we achieved this quarter despite the continued challenges that we, and the rest of the industry, are experiencing with net interest margin compression as a result of the inverted yield curve. Our annualized loan growth is steady at mid-single digits and diversified among all loan categories. In addition, we are encouraged with the expansion of our mortgage banking capabilities which will continue to enhance core fee income.” Mr. Seiffert continued, “As always, we continue to focus on efficiency. We were very pleased with the progress that we made this quarter as almost all expense categories showed improvement over the linked second quarter. As a result, our efficiency ratio for the quarter decreased to 58.8%.”

Net interest income increased by $5.1 million, or 6.0%, to $90.9 million for the quarter ended September 30, 2019, from $85.8 million for the quarter ended September 30, 2018, primarily due to a $10.4 million, or 11.4%, increase in interest income on loans receivable. This increase was primarily due to an increase of $819.2 million, or 10.3%, in the average balance of loans. Partially offsetting this improvement was an increase in interest expense on deposits of $5.5 million, or 66.3%, due to recent increases in market interest rates, resulting in an increase in the cost of our interest-bearing liabilities to 0.89% from 0.60%. The net impact of these changes caused the Company's net interest margin to decrease to 3.79% for the quarter ended September 30, 2019 from 3.92% for the same quarter last year.

     The provision for loan losses decreased by $3.7 million, or 52.7%, to $3.3 million for the quarter ended September 30, 2019, from $7.0 million for the quarter ended September 30, 2018. The provision was elevated in the prior year due primarily to a $4.6 million write-down of a land development loan in the third quarter of 2018.

Noninterest income increased by $3.6 million, or 16.0%, to $26.2 million for the quarter ended September 30, 2019, from $22.6 million for the quarter ended September 30, 2018.  This increase was due to a $1.8 million increase in mortgage banking income as a result of expanding our secondary market sales capabilities. In addition, there was a $696,000, or 38.6%, increase in other operating income from increases in swap income and Visa dividend income, a $400,000, or 3.0%, increase in service charges and fees as a result of increased customer activity from the Union Community Bank ("UCB") acquisition, and a $355,000, or 8.3%, increase in trust and other financial services income due to new brokerage production. In addition, we recognized a gain of $826,000 in the current quarter on the sale of approximately $50 million of one- to four- family mortgage loans from our portfolio. We chose to sell these loans as they were identified as most likely to refinance due to declining market interest rates and we redeployed the proceeds into shorter duration consumer and commercial loans at an equivalent yield.

Noninterest expense increased by $4.0 million, or 6.0%, to $70.6 million for the quarter ended September 30, 2019, from $66.6 million for the quarter ended September 30, 2018. This increase resulted primarily from a $3.3 million, or 8.7%, increase in compensation and employee benefits due to both internal growth in compensation and staff as well as the addition of UCB employees. In addition, processing expenses increased by $1.5 million, or 15.6%, as we continue to invest in technology and infrastructure and refresh our loan origination platforms. Partially offsetting this increase was a decrease in federal deposit insurance premiums of $1.4 million due to an assessment credit received during the quarter as a result of the deposit insurance fund becoming fully funded.

Net income for the nine-month period ended September 30, 2019 was $84.8 million, or $0.80 per diluted share. This represents an increase of $5.8 million, or 7.4%, compared to the nine-month period ended September 30, 2018, when net income was $79.0 million, or $0.76 per diluted share. The annualized returns on average shareholders' equity and average assets for the nine-month period ended September 30, 2019 were 8.65% and 1.10% compared to 8.67% and 1.11% for the same period last year. This increase in net income was the result of an increase in net interest income after provision of $21.8 million, or 9.3%, which was partially offset by an increase in noninterest expense of $15.7 million, or 7.7%. Contributing to the additional expense is the added cost of UCB operations, including new marketing costs, additional processing costs associated with our new commercial and residential mortgage platforms as well as increased online banking usage fees, and the acquisition costs associated with the UCB conversion in March 2019.

Headquartered in Warren, Pennsylvania, Northwest Bancshares, Inc. is the holding company of Northwest Bank. Founded in 1896, Northwest Bank is a full-service financial institution offering a complete line of business and personal banking products, employee benefits and wealth management services, as well as the fulfillment of business and personal insurance needs. Northwest operates 172 full-service community banking offices and ten free standing drive-through facilities in Pennsylvania, New York and Ohio.  Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market (“NWBI”). Additional information regarding Northwest Bancshares, Inc. and Northwest Bank can be accessed on-line at www.northwest.com.

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Forward-Looking Statements - This release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses or the ability to complete sales transactions; and (7) increased risk associated with commercial real-estate and business loans. Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (Unaudited)
(dollars in thousands, except per share amounts)

	September 30, 2019	December 31, 2018	September 30, 2018
Assets
Cash and cash equivalents	$107,602	68,789	73,946
Marketable securities available-for-sale (amortized cost of $801,465, $811,015 and $829,345, respectively)	807,823	801,450	811,556
Marketable securities held-to-maturity (fair value of $19,237, $22,446 and $23,534, respectively)	18,958	22,765	24,222
Total cash and cash equivalents and marketable securities	934,383	893,004	909,724

Residential mortgage loans held-for-sale	8,859	—	—
Residential mortgage loans	2,887,274	2,864,470	2,846,834
Home equity loans	1,328,173	1,258,422	1,272,345
Consumer loans	1,094,293	859,713	776,049
Commercial real estate loans	2,812,839	2,471,821	2,518,066
Commercial loans	720,579	597,013	582,768
Total loans receivable	8,852,017	8,051,439	7,996,062
Allowance for loan losses	(52,859)	(55,214)	(55,975)
Loans receivable, net	8,799,158	7,996,225	7,940,087

Federal Home Loan Bank stock, at cost	21,401	15,635	15,452
Accrued interest receivable	27,069	24,490	25,798
Real estate owned, net	1,237	2,498	2,486
Premises and equipment, net	148,796	143,390	144,612
Bank-owned life insurance	187,971	171,079	170,042
Goodwill	344,720	307,420	307,420
Other intangible assets	22,410	19,821	21,167
Other assets	93,329	34,211	38,543
Total assets	$10,580,474	9,607,773	9,575,331
Liabilities and shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$1,905,650	1,736,156	1,724,202
Interest-bearing demand deposits	1,678,644	1,455,460	1,499,344
Money market deposit accounts	1,828,001	1,661,623	1,676,845
Savings deposits	1,635,754	1,636,099	1,650,357
Time deposits	1,633,451	1,404,841	1,403,205
Total deposits	8,681,500	7,894,179	7,953,953

Borrowed funds	255,257	234,389	179,117
Junior subordinated debentures	121,787	111,213	111,213
Advances by borrowers for taxes and insurance	24,331	43,298	23,297
Accrued interest payable	1,314	744	627
Other liabilities	144,515	66,312	66,448
Total liabilities	9,228,704	8,350,135	8,334,655
Shareholders’ equity
Preferred stock, $0.01 par value: 50,000,000 shares authorized, no shares issued	—	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized, 106,658,067, 103,354,030, and 103,293,480 shares issued and outstanding, respectively	1,067	1,034	1,033
Paid-in capital	801,382	745,926	742,863
Retained earnings	577,018	550,374	541,469
Accumulated other comprehensive loss	(27,697)	(39,696)	(44,689)
Total shareholders’ equity	1,351,770	1,257,638	1,240,676
Total liabilities and shareholders’ equity	$10,580,474	9,607,773	9,575,331

Equity to assets	12.78%	13.09%	12.96%
Tangible common equity to assets	9.64%	10.03%	9.86%
Book value per share	$12.67	12.17	12.01
Tangible book value per share	$9.23	9.00	8.83
Closing market price per share	$16.39	16.94	17.32
Full time equivalent employees	2,218	2,128	2,133
Number of banking offices	182	172	172

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(dollars in thousands, except per share amounts)

	Quarter ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018

Interest income:
Loans receivable	$101,091	100,917	94,935	92,512	90,733
Mortgage-backed securities	4,188	4,280	3,965	3,942	3,572
Taxable investment securities	884	898	936	924	814
Tax-free investment securities	224	237	182	170	205
FHLB dividends	307	316	171	151	119
Interest-earning deposits	172	159	100	69	162
Total interest income	106,866	106,807	100,289	97,768	95,605
Interest expense:
Deposits	13,694	12,484	10,145	8,985	8,233
Borrowed funds	2,236	1,720	2,162	1,952	1,555
Total interest expense	15,930	14,204	12,307	10,937	9,788
Net interest income	90,936	92,603	87,982	86,831	85,817
Provision for loan losses	3,302	4,667	6,467	3,792	6,982
Net interest income after provision for loan losses	87,634	87,936	81,515	83,039	78,835
Noninterest income:
Gain/(loss) on sale of investments	—	29	(6)	4	—
Gain on sale of loans	826	—	—	—	—
Service charges and fees	13,558	13,339	12,043	12,827	13,158
Trust and other financial services income	4,609	4,444	4,195	4,246	4,254
Insurance commission income	1,887	2,145	2,178	1,906	2,046
Gain/(loss) on real estate owned, net	(227)	91	(3)	(14)	(247)
Income from bank owned life insurance	1,095	1,197	1,005	1,038	1,460
Mortgage banking income	1,921	188	216	213	82
Other operating income	2,500	1,930	2,034	3,028	1,804
Total noninterest income	26,169	23,363	21,662	23,248	22,557
Noninterest expense:
Compensation and employee benefits	40,816	42,008	38,188	39,319	37,535
Premises and occupancy costs	7,061	7,387	7,218	6,567	6,821
Office operations	3,197	3,708	3,131	3,455	3,508
Collections expense	747	939	308	780	483
Processing expenses	11,122	10,634	10,434	10,160	9,620
Marketing expenses	1,373	2,729	1,886	2,331	1,949
Federal deposit insurance premiums	(702)	681	706	637	721
Professional services	3,032	3,198	2,524	3,134	2,368
Amortization of intangible assets	1,702	1,760	1,447	1,346	1,462
Real estate owned expense	119	128	159	187	205
Restructuring/acquisition expense	23	1,105	1,926	435	186
Other expenses	2,106	3,235	3,497	3,922	1,759
Total noninterest expense	70,596	77,512	71,424	72,273	66,617
Income before income taxes	43,207	33,787	31,753	34,014	34,775
Income tax expense	9,793	7,404	6,709	7,547	7,035
Net income	$33,414	26,383	25,044	26,467	27,740

Basic earnings per share	$0.32	0.25	0.24	0.26	0.27
Diluted earnings per share	$0.31	0.25	0.24	0.26	0.27

Weighted average common shares outstanding - basic	105,517,707	105,233,635	103,101,789	102,479,086	102,334,954
Weighted average common shares outstanding - diluted	106,270,544	106,258,215	104,496,592	103,749,383	103,942,695

Annualized return on average equity	9.90%	8.01%	7.96%	8.44%	8.93%
Annualized return on average assets	1.25%	1.02%	1.03%	1.09%	1.15%
Annualized return on tangible common equity	13.46%	10.97%	10.74%	11.29%	12.07%

Efficiency ratio *	58.81%	64.37%	62.07%	64.04%	59.95%
Annualized noninterest expense to average assets *	2.59%	2.88%	2.79%	2.91%	2.70%

*	Excludes restructuring/acquisition expenses and amortization of intangible assets (non-GAAP).

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(dollars in thousands, except per share amounts)

	Nine months ended September 30,
	2019	2018
Interest income:
Loans receivable	$296,943	264,059
Mortgage-backed securities	12,433	9,839
Taxable investment securities	2,718	2,140
Tax-free investment securities	643	908
FHLB dividends	794	301
Interest-earning deposits	431	766
Total interest income	313,962	278,013
Interest expense:
Deposits	36,323	22,000
Borrowed funds	6,118	4,203
Total interest expense	42,441	26,203
Net interest income	271,521	251,810
Provision for loan losses	14,436	16,540
Net interest income after provision for loan losses	257,085	235,270
Noninterest income:
Gain on sale of investments	23	153
Gain on sale of loans	826	—
Service charges and fees	38,940	37,965
Trust and other financial services income	13,248	12,335
Insurance commission income	6,210	6,885
Loss on real estate owned, net	(139)	(617)
Income from bank owned life insurance	3,297	4,783
Mortgage banking income	2,325	383
Other operating income	6,464	6,567
Total noninterest income	71,194	68,454
Noninterest expense:
Compensation and employee benefits	121,012	113,076
Premises and occupancy costs	21,666	20,952
Office operations	10,036	10,684
Collections expense	1,994	1,429
Processing expenses	32,190	28,886
Marketing expenses	5,988	6,103
Federal deposit insurance premiums	685	2,109
Professional services	8,754	7,464
Amortization of intangible assets	4,909	4,502
Real estate owned expense	406	630
Restructuring/acquisition expense	3,054	579
Other expenses	8,838	7,411
Total noninterest expense	219,532	203,825
Income before income taxes	108,747	99,899
Income tax expense	23,906	20,875
Net income	$84,841	79,024

Basic earnings per share	$0.81	0.78
Diluted earnings per share	$0.80	0.76

Weighted average common shares outstanding - basic	104,626,560	101,937,338
Weighted average common shares outstanding - diluted	105,681,615	103,504,069

Annualized return on average equity	8.65%	8.67%
Annualized return on average assets	1.10%	1.11%
Annualized return on tangible common equity	11.52%	11.58%

Efficiency ratio *	61.73%	62.06%
Annualized noninterest expense to average assets *	2.75%	2.80%

*	Excludes restructuring/acquisition expenses and amortization of intangible assets (non-GAAP).

Northwest Bancshares, Inc. and Subsidiaries
Asset quality (Unaudited)
(dollars in thousands)

	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Nonaccrual loans current:
Residential mortgage loans	$676	432	124	264	869
Home equity loans	607	475	643	437	496
Consumer loans	68	94	76	196	126
Commercial real estate loans	7,674	12,605	10,520	9,947	10,905
Commercial loans	3,777	5,666	4,277	4,736	1,972
Total nonaccrual loans current	$12,802	19,272	15,640	15,580	14,368
Nonaccrual loans delinquent 30 days to 59 days:
Residential mortgage loans	$40	13	824	1,358	15
Home equity loans	102	418	160	266	333
Consumer loans	246	172	154	294	182
Commercial real estate loans	925	469	2,642	219	3,124
Commercial loans	44	45	321	23	150
Total nonaccrual loans delinquent 30 days to 59 days	$1,357	1,117	4,101	2,160	3,804
Nonaccrual loans delinquent 60 days to 89 days:
Residential mortgage loans	$979	910	1,323	1,262	547
Home equity loans	436	717	954	376	418
Consumer loans	426	322	683	582	464
Commercial real estate loans	536	1,426	3,588	1,260	1,872
Commercial loans	—	780	397	332	352
Total nonaccrual loans delinquent 60 days to 89 days	$2,377	4,155	6,945	3,812	3,653
Nonaccrual loans delinquent 90 days or more:
Residential mortgage loans	$11,722	10,617	10,781	12,965	13,154
Home equity loans	5,966	5,591	5,542	5,996	5,838
Consumer finance loans	1	10	—	22	39
Consumer loans	3,399	2,892	3,215	3,228	3,535
Commercial real estate loans	22,292	21,123	24,528	25,509	27,122
Commercial loans	5,741	2,920	2,027	3,010	2,714
Total nonaccrual loans delinquent 90 days or more	$49,121	43,153	46,093	50,730	52,402
Total nonaccrual loans	$65,657	67,697	72,779	72,282	74,227
Total nonaccrual loans	$65,657	67,697	72,779	72,282	74,227
Loans 90 days past maturity and still accruing	85	55	166	166	195
Nonperforming loans	65,742	67,752	72,945	72,448	74,422
Real estate owned, net	1,237	2,070	2,345	2,498	2,486
Nonperforming assets	$66,979	69,822	75,290	74,946	76,908
Nonaccrual troubled debt restructuring *	$9,138	13,375	14,951	15,306	9,777
Accruing troubled debt restructuring	21,162	17,894	17,861	18,302	19,370
Total troubled debt restructuring	$30,300	31,269	32,812	33,608	29,147

Nonperforming loans to total loans	0.74%	0.78%	0.85%	0.90%	0.93%
Nonperforming assets to total assets	0.63%	0.66%	0.73%	0.78%	0.80%
Allowance for loan losses to total loans	0.60%	0.61%	0.65%	0.69%	0.70%
Allowance for loan losses to nonperforming loans	80.40%	78.38%	76.39%	76.21%	75.21%

*	Amounts included in nonperforming loans above.

Northwest Bancshares, Inc. and Subsidiaries
Loans by credit quality indicators (Unaudited)
(dollars in thousands)

At September 30, 2019	Pass	Special mention *	Substandard **	Doubtful	Loss	Loans receivable
Personal Banking:
Residential mortgage loans	$2,887,077	—	9,056	—	—	2,896,133
Home equity loans	1,320,930	—	7,243	—	—	1,328,173
Consumer loans	1,090,030	—	4,263	—	—	1,094,293
Total Personal Banking	5,298,037	—	20,562	—	—	5,318,599
Commercial Banking:
Commercial real estate loans	2,601,025	69,380	142,253	181	—	2,812,839
Commercial loans	639,998	37,666	42,800	115	—	720,579
Total Commercial Banking	3,241,023	107,046	185,053	296	—	3,533,418
Total loans	$8,539,060	107,046	205,615	296	—	8,852,017
At June 30, 2019
Personal Banking:
Residential mortgage loans	$2,890,472	—	8,692	—	—	2,899,164
Home equity loans	1,307,887	—	7,060	—	—	1,314,947
Consumer loans	1,007,813	—	3,611	—	—	1,011,424
Total Personal Banking	5,206,172	—	19,363	—	—	5,225,535
Commercial Banking:
Commercial real estate loans	2,586,013	86,434	135,525	181	—	2,808,153
Commercial loans	621,889	38,182	42,141	982	—	703,194
Total Commercial Banking	3,207,902	124,616	177,666	1,163	—	3,511,347
Total loans	$8,414,074	124,616	197,029	1,163	—	8,736,882
At March 31, 2019
Personal Banking:
Residential mortgage loans	$2,858,007	—	9,154	—	—	2,867,161
Home equity loans	1,317,323	—	7,082	—	—	1,324,405
Consumer loans	926,832	—	4,230	—	—	931,062
Total Personal Banking	5,102,162	—	20,466	—	—	5,122,628
Commercial Banking:
Commercial real estate loans	2,577,176	87,053	135,080	—	—	2,799,309
Commercial loans	573,160	34,610	40,168	—	—	647,938
Total Commercial Banking	3,150,336	121,663	175,248	—	—	3,447,247
Total loans	$8,252,498	121,663	195,714	—	—	8,569,875
At December 31, 2018
Personal Banking:
Residential mortgage loans	$2,853,460	—	11,010	—	—	2,864,470
Home equity loans	1,251,518	—	6,904	—	—	1,258,422
Consumer loans	855,277	—	4,436	—	—	859,713
Total Personal Banking	4,960,255	—	22,350	—	—	4,982,605
Commercial Banking:
Commercial real estate loans	2,254,350	94,688	122,783	—	—	2,471,821
Commercial loans	538,762	19,281	38,970	—	—	597,013
Total Commercial Banking	2,793,112	113,969	161,753	—	—	3,068,834
Total loans	$7,753,367	113,969	184,103	—	—	8,051,439
At September 30, 2018
Personal Banking:
Residential mortgage loans	$2,835,806	—	11,028	—	—	2,846,834
Home equity loans	1,265,237	—	7,108	—	—	1,272,345
Consumer loans	771,555	—	4,494	—	—	776,049
Total Personal Banking	4,872,598	—	22,630	—	—	4,895,228
Commercial Banking:
Commercial real estate loans	2,283,152	53,529	181,385	—	—	2,518,066
Commercial loans	526,584	24,760	31,424	—	—	582,768
Total Commercial Banking	2,809,736	78,289	212,809	—	—	3,100,834
Total loans	$7,682,334	78,289	235,439	—	—	7,996,062

*
Includes $8.7 million, $8.1 million, $3.4 million, $7.1 million, and $9.2 million of acquired loans at September 30, 2019, June 30, 2019, March 31, 2019, December 31, 2018, and September 30, 2018, respectively.

**
Includes $46.6 million, $38.6 million, $37.8 million, $39.3 million, and $45.3 million of acquired loans at September 30, 2019, June 30, 2019, March 31, 2019, December 31, 2018, and September 30, 2018, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Loan delinquency (Unaudited)
(dollars in thousands)

	September 30, 2019		*	June 30, 2019		*	March 31, 2019		*	December 31, 2018		*	September 30, 2018		*
(Number of loans and dollar amount of loans)
Loans delinquent 30 days to 59 days:
Residential mortgage loans	21	$1,236	—%	30	$1,629	0.1%	311	$28,009	1.0%	333	$27,777	1.0%	27	$1,500	0.1%
Home equity loans	149	4,774	0.4%	148	4,573	0.3%	195	7,626	0.6%	233	8,649	0.7%	184	5,673	0.4%
Consumer finance loans	43	98	11.2%	75	130	9.0%	128	295	12.9%	327	661	17.3%	280	632	10.7%
Consumer loans	821	7,499	0.7%	781	7,500	0.7%	777	7,228	0.8%	1,073	9,447	1.1%	984	8,408	1.1%
Commercial real estate loans	27	5,308	0.2%	31	2,418	0.1%	48	28,965	1.0%	37	5,503	0.2%	36	5,386	0.2%
Commercial loans	20	362	0.1%	14	666	0.1%	30	3,359	0.5%	21	973	0.2%	17	622	0.1%
Total loans delinquent 30 days to 59 days	1,081	$19,277	0.2%	1,079	$16,916	0.2%	1,489	$75,482	0.9%	2,024	$53,010	0.7%	1,528	$22,221	0.3%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	95	$5,320	0.2%	78	$6,264	0.2%	29	$2,602	0.1%	71	$6,425	0.2%	61	$4,704	0.2%
Home equity loans	66	2,103	0.2%	59	2,319	0.2%	53	2,544	0.2%	63	2,065	0.2%	69	2,536	0.2%
Consumer finance loans	21	43	4.9%	25	44	3.0%	28	47	2.1%	86	172	4.5%	112	234	4.0%
Consumer loans	267	2,589	0.2%	313	2,853	0.3%	271	2,130	0.2%	389	3,042	0.4%	352	3,251	0.4%
Commercial real estate loans	15	1,893	0.1%	16	2,617	0.1%	17	4,064	0.1%	24	5,387	0.2%	30	6,678	0.3%
Commercial loans	10	589	0.1%	16	1,725	0.2%	7	738	0.1%	8	560	0.1%	21	1,104	0.2%
Total loans delinquent 60 days to 89 days	474	$12,537	0.1%	507	$15,822	0.2%	405	$12,125	0.2%	641	$17,651	0.2%	645	$18,507	0.2%

Loans delinquent 90 days or more: **
Residential mortgage loans	237	$11,816	0.4%	129	$10,800	0.4%	113	$10,801	0.4%	145	$12,985	0.5%	143	$13,483	0.5%
Home equity loans	157	5,966	0.4%	136	5,591	0.4%	155	5,542	0.4%	161	6,037	0.5%	150	5,838	0.5%
Consumer finance loans	9	1	0.1%	5	10	0.7%	—	—	—%	6	21	0.6%	16	39	0.7%
Consumer loans	389	3,400	0.3%	705	2,898	0.3%	764	3,221	0.3%	432	3,233	0.4%	766	3,541	0.5%
Commercial real estate loans	118	22,292	0.8%	118	21,123	0.7%	125	24,589	0.9%	128	25,587	1.0%	126	27,228	1.1%
Commercial loans	40	5,741	0.8%	25	2,920	0.4%	23	2,027	0.3%	29	3,010	0.5%	29	2,714	0.5%
Total loans delinquent 90 days or more	950	$49,216	0.6%	1,118	$43,342	0.5%	1,180	$46,180	0.6%	901	$50,873	0.6%	1,230	$52,843	0.7%

Total loans delinquent	2,505	$81,030	0.9%	2,704	$76,080	0.9%	3,074	$133,787	1.6%	3,566	$121,534	1.5%	3,403	$93,571	1.2%

*	Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.

**
Includes purchased credit impaired loans of $95,000, $190,000, $87,000, $145,000, and $440,000 at September 30, 2019, June 30, 2019, March 31, 2019, December 31, 2018, and September 30, 2018, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Allowance for loan losses (Unaudited)
(dollars in thousands)

	Quarter ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Beginning balance	$53,107	55,721	55,214	55,975	57,332
Provision	3,302	4,667	6,467	3,792	6,982
Charge-offs residential mortgage	(190)	(397)	(357)	(375)	(214)
Charge-offs home equity	(466)	(389)	(153)	(341)	(426)
Charge-offs consumer finance	(59)	(58)	(179)	(329)	(445)
Charge-offs consumer	(3,019)	(2,508)	(2,842)	(3,751)	(3,470)
Charge-offs commercial real estate	(389)	(4,367)	(604)	(1,538)	(4,859)
Charge-offs commercial	(1,151)	(1,087)	(3,270)	(824)	(985)
Recoveries	1,724	1,525	1,445	2,605	2,060
Ending balance	$52,859	53,107	55,721	55,214	55,975
Net charge-offs to average loans, annualized	0.16%	0.34%	0.29%	0.23%	0.42%

	Nine months ended September 30,
	2019	2018
Beginning balance	$55,214	56,795
Provision	14,436	16,540
Charge-offs residential mortgage	(944)	(804)
Charge-offs home equity	(1,008)	(1,444)
Charge-offs consumer finance	(296)	(2,484)
Charge-offs consumer	(8,369)	(9,401)
Charge-offs commercial real estate	(5,360)	(5,849)
Charge-offs commercial	(5,508)	(2,501)
Recoveries	4,694	5,123
Ending balance	$52,859	55,975
Net charge-offs to average loans, annualized	0.26%	0.29%

	September 30, 2019
	Originated loans		Acquired loans		Total loans
	Balance	Reserve	Balance	Reserve	Balance	Reserve
Residential mortgage loans	$2,808,957	2,507	87,176	92	2,896,133	2,599
Home equity loans	1,069,906	2,791	258,267	295	1,328,173	3,086
Consumer finance loans	872	140	—	—	872	140
Consumer loans	1,053,156	12,035	40,265	554	1,093,421	12,589
Personal Banking Loans	4,932,891	17,473	385,708	941	5,318,599	18,414
Commercial real estate loans	2,374,054	20,215	438,785	3,622	2,812,839	23,837
Commercial loans	661,287	9,729	59,292	879	720,579	10,608
Commercial Banking Loans	3,035,341	29,944	498,077	4,501	3,533,418	34,445
Total Loans	$7,968,232	47,417	883,785	5,442	8,852,017	52,859

Northwest Bancshares, Inc. and Subsidiaries
Average balance sheet (Unaudited)
(dollars in thousands)
The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarter ended
	September 30, 2019			June 30, 2019			March 31, 2019			December 31, 2018			September 30, 2018
	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)
Assets:
Interest-earning assets:
Residential mortgage loans	$2,894,716	28,991	4.01%	$2,857,425	29,300	4.10%	$2,842,556	29,282	4.12%	$2,837,220	28,794	4.06%	$2,804,027	28,974	4.13%
Home equity loans	1,316,033	16,131	4.86%	1,319,056	17,717	5.39%	1,265,974	16,048	5.14%	1,264,169	15,788	4.95%	1,272,847	15,248	4.75%
Consumer finance loans	1,128	55	19.50%	1,826	87	19.06%	2,999	139	18.54%	4,751	220	18.52%	7,176	343	19.12%
Consumer loans	1,027,451	11,861	4.58%	943,254	10,649	4.53%	869,536	10,052	4.69%	791,685	9,365	4.69%	704,203	8,337	4.70%
Commercial real estate loans	2,796,351	34,441	4.82%	2,801,953	35,537	5.02%	2,560,408	30,767	4.81%	2,492,331	29,991	4.71%	2,540,270	29,974	4.62%
Commercial loans	710,847	9,949	5.48%	670,613	7,966	4.70%	615,090	8,967	5.83%	590,195	8,666	5.75%	598,842	8,203	5.36%
Total loans receivable (a) (b) (d)	8,746,526	101,428	4.60%	8,594,127	101,256	4.73%	8,156,563	95,255	4.74%	7,980,351	92,824	4.61%	7,927,365	91,079	4.56%
Mortgage-backed securities (c)	641,085	4,188	2.61%	644,887	4,280	2.65%	604,463	3,965	2.62%	619,105	3,942	2.55%	598,596	3,572	2.39%
Investment securities (c) (d)	218,753	1,168	2.14%	226,325	1,198	2.12%	227,312	1,167	2.05%	227,813	1,140	2.00%	244,346	1,074	1.76%
FHLB stock, at cost	16,302	307	7.47%	16,117	316	7.86%	16,098	171	4.31%	14,372	151	4.17%	9,819	119	4.81%
Other interest-earning deposits	28,832	172	2.33%	20,983	159	3.00%	14,136	100	2.83%	10,454	68	2.55%	26,057	162	2.43%
Total interest-earning assets	9,651,498	107,263	4.41%	9,502,439	107,209	4.53%	9,018,572	100,658	4.53%	8,852,095	98,125	4.40%	8,806,183	96,006	4.33%
Noninterest earning assets (e)	916,781			910,225			868,843			743,262			746,077
Total assets	$10,568,279			$10,412,664			$9,887,415			$9,595,357			$9,552,260
Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$1,658,670	788	0.19%	$1,696,715	777	0.18%	$1,650,947	758	0.19%	$1,637,400	758	0.18%	$1,672,990	785	0.19%
Interest-bearing demand deposits	1,655,952	1,711	0.41%	1,674,779	1,569	0.38%	1,452,963	1,162	0.32%	1,442,587	1,066	0.29%	1,460,556	1,064	0.29%
Money market deposit accounts	1,798,175	3,772	0.83%	1,776,558	3,433	0.78%	1,693,626	2,579	0.62%	1,678,664	1,910	0.45%	1,685,368	1,565	0.37%
Time deposits	1,618,591	7,423	1.82%	1,561,034	6,705	1.72%	1,432,679	5,646	1.60%	1,401,352	5,251	1.49%	1,403,967	4,819	1.36%
Borrowed funds (f)	243,960	1,002	1.63%	147,119	413	1.13%	257,550	1,006	1.58%	216,975	782	1.43%	129,523	239	0.73%
Junior subordinated debentures	121,767	1,235	3.97%	121,757	1,307	4.25%	114,727	1,156	4.03%	111,213	1,170	4.12%	111,213	1,316	4.63%
Total interest-bearing liabilities	7,097,115	15,931	0.89%	6,977,962	14,204	0.82%	6,602,492	12,307	0.76%	6,488,191	10,937	0.67%	6,463,617	9,788	0.60%
Noninterest-bearing demand deposits (g)	1,915,392			1,888,697			1,785,158			1,750,253			1,724,427
Noninterest bearing liabilities	216,433			225,623			223,480			112,349			132,062
Total liabilities	9,228,940			9,092,282			8,611,130			8,350,793			8,320,106
Shareholders’ equity	1,339,339			1,320,382			1,276,285			1,244,564			1,232,154
Total liabilities and shareholders’ equity	$10,568,279			$10,412,664			$9,887,415			$9,595,357			$9,552,260
Net interest income/Interest rate spread		91,332	3.52%		93,005	3.71%		88,351	3.77%		87,188	3.73%		86,218	3.73%
Net interest-earning assets/Net interest margin	$2,554,383		3.79%	$2,524,477		3.91%	$2,416,080		3.97%	$2,363,904		3.94%	$2,342,566		3.92%
Ratio of interest-earning assets to interest-bearing liabilities	1.36			1.36X			1.37X			1.36X			1.36X

(a)	Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b)	Interest income includes accretion/amortization of deferred loan fees/expenses, which was not material.

(c)	Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d)	Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent ("FTE") basis.

(e)	Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(f)	Average balances include FHLB borrowings and collateralized borrowings.

(g)	Average cost of deposits were 0.63%, 0.58%, 0.51%, 0.45%, and 0.41%, respectively.

(h)
Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 4.59%, 4.71%, 4.72%, 4.60%, and 4.54%, respectively, Investment securities - 2.03%, 2.01%, 1.97%, 1.92%, and 1.67%, respectively, Interest-earning assets - 4.39%, 4.51%, 4.51%, 4.38%, and 4.31%, respectively. GAAP basis net interest rate spreads were 3.50%, 3.69%, 3.75%, 3.71%, and 3.71%, respectively, and GAAP basis net interest margins were 3.77%, 3.90%, 3.96%, 3.92%, and 3.90%, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Average balance sheet (Unaudited)
(dollars in thousands)
     The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Nine months ended September 30,
	2019			2018
	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)
Assets:
Interest-earning assets:
Residential mortgage loans	$2,865,091	87,572	4.08%	$2,774,074	84,585	4.07%
Home equity loans	1,300,537	48,868	5.02%	1,284,114	45,617	4.75%
Consumer finance loans	1,977	282	19.02%	10,923	1,627	19.86%
Consumer loans	947,326	32,562	4.60%	666,055	23,788	4.78%
Commercial real estate loans	2,720,435	99,930	4.84%	2,510,206	86,188	4.53%
Commercial loans	665,867	28,724	5.69%	606,076	23,273	5.06%
Loans receivable (a) (b) (d)	8,501,233	297,938	4.69%	7,851,448	265,078	4.51%
Mortgage-backed securities (c)	630,279	12,433	2.63%	575,663	9,839	2.28%
Investment securities (c) (d)	224,111	3,532	2.10%	245,429	3,289	1.79%
FHLB stock	14,840	794	7.15%	8,999	301	4.47%
Other interest-earning deposits	20,531	431	2.77%	53,254	766	1.90%
Total interest-earning assets	9,390,994	315,128	4.49%	8,734,793	279,273	4.27%
Noninterest earning assets (e)	898,459			753,403
Total assets	$10,289,453			$9,488,196
Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$1,668,806	2,323	0.19%	$1,680,892	2,307	0.18%
Interest-bearing demand deposits	1,611,554	4,442	0.37%	1,449,573	2,541	0.23%
Money market deposit accounts	1,756,251	9,784	0.74%	1,694,519	3,830	0.30%
Time deposits	1,538,113	19,774	1.72%	1,419,849	13,322	1.25%
Borrowed funds (f)	216,160	2,421	1.50%	122,376	412	0.45%
Junior subordinated debentures	119,417	3,698	4.08%	111,213	3,791	4.50%
Total interest-bearing liabilities	6,910,301	42,442	0.82%	6,478,422	26,203	0.54%
Noninterest-bearing demand deposits (g)	1,847,344			1,669,423
Noninterest bearing liabilities	219,806			122,199
Total liabilities	8,977,451			8,270,044
Shareholders’ equity	1,312,002			1,218,152
Total liabilities and shareholders’ equity	$10,289,453			$9,488,196
Net interest income/Interest rate spread		272,686	3.67%		253,070	3.73%
Net interest-earning assets/Net interest margin	$2,480,693		3.87%	$2,256,371		3.86%
Ratio of interest-earning assets to interest-bearing liabilities	1.36X			1.35X

(a)	Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b)	Interest income includes accretion/amortization of deferred loan fees/expenses, which was not material.

(c)	Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d)	Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e)	Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(f)	Average balances include FHLB borrowings and collateralized borrowings.

(g)	Average cost of deposits were 0.58% and 0.37%, respectively.

(h)
Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 4.67% and 4.50%, respectively, Investment securities - 2.00% and 1.66%, respectively, Interest-earning assets - 4.47% and 4.26%, respectively. GAAP basis net interest rate spreads were 3.65% and 3.71%, respectively, and GAAP basis net interest margins were 3.86% and 3.84%, respectively.